Exhibit 10.1

THIRTEENTH AMENDMENT TO Loan AND SECURITY AGREEMENT

THIS THIRTEENTH AMENDMENT TO Loan AND SECURITY AGREEMENT (this “Amendment") is made and entered into as of April 17, 2019, by and among INTRICON CORPORATION, a Pennsylvania corporation ("IntriCon"), INTRICON, INC., a Minnesota corporation ("Inc.”), HEARING HELP EXPRESS, INC., an Illinois corporation ("HHE", and, together with Inc., and IntriCon, the “Borrowers", and, each, individually, a “Borrower"), and CIBC BANK USA (formerly known as The PrivateBank and Trust Company), an Illinois banking corporation (the “Bank").

RECITALS:

A.         The Borrowers and the Bank are parties to a certain Loan and Security Agreement dated as of August 13, 2009, as amended by a First Amendment dated as of March 12, 2010, as further amended by a Second Amendment dated as of August 12, 2011, as further amended by a Third Amendment dated as of March 1, 2012, as further amended by a Fourth Amendment dated as of August 6, 2012, as further amended by a Fifth Amendment dated December 21, 2012, as further amended by a Sixth Amendment dated February 14, 2014, as further amended by a Seventh Amendment dated March 31, 2015, as further amended by a Eighth Amendment dated April 15, 2016, as further amended by a Ninth Amendment dated August 15, 2016, as further amended by a Tenth Amendment dated March 9, 2017, as further amended by a Eleventh Amendment dated December 15, 2017, and as further amended by a Twelfth Amendment dated July 23, 2018 (as so amended, the “Loan Agreement"). All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

B.          The Borrowers have requested that the Bank amend certain provisions of the Loan Agreement, and the Bank has agreed to so amend the Loan Agreement upon the terms and subject to the conditions set forth in this Amendment.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the nature, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.         Amendments. Upon satisfaction of the conditions set forth in Section 2 hereof, the Loan Agreement is hereby amended as follows:

(a)         The defined term “Mandatory Prepayment” is hereby deleted in its entirety.

(b)         The defined term “Applicable Base Rate Margin,” “Applicable LIBOR Rate Margin,” “Applicable LOC Fee” and “Applicable Non-Use Fee” appearing in Section 1.1 of the Loan Agreement is hereby amended to replace the table appearing therein in its entirety with the table below:

		Revolving Loans		Term Loan		CapEx Loan
Tier	Leverage Ratio	Applicable LIBOR Rate Margin	Applicable Base Rate Margin	Applicable LIBOR Rate Margin	Applicable Base Rate Margin	Applicable LIBOR Rate Margin	Applicable Base Rate Margin	Applicable LOC Fee	Applicable Non-Use Fee
I	≥ 3.00 to 1.00	3.00%	0.25%	3.50%	0.75%	3.50%	0.75%	3.00%	0.25%
II	≥ 2.00 to 1.00 and < 3.00 to 1.00	2.50%	(0.25%)	3.00%	0.25%	3.00%	0.25%	2.50%	0.25%
III	< 2.00 to 1.00	2.25%	(0.50%)	2.50%	(0.25%)	2.50%	(0.25%)	2.25%	0.25%

(c)         The following defined terms appearing in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

"CapEx Loan Availability Period” means the period from and including the date of the Eleventh Amendment to but excluding August 14, 2018.

"Citi Transaction” the transactions contemplated by that certain Supplier Agreement dated on or about January 14, 2019 by and among the Borrowers and Citibank, N.A., including the sale of Accounts owing by Medtronic Inc. and/or its various subsidiaries and affiliates to Citibank, N.A. and the grant of a precautionary security interest in such Accounts in favor of Citibank, N.A.

"Permitted Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the equity interests of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that a Borrower or the Subsidiary is the surviving entity, and that occurs when the following conditions have been satisfied:

(i)         the Person or assets being acquired is in a substantially similar line of business conducted by the Borrowers on the date hereof or a line of business reasonably related thereto;

(ii)         such transaction is consummated in compliance with all requirements of applicable law, and all consents and approvals from any governmental authority or other Person required in connection with such transaction have been obtained;

(iii)       if the transaction is structured as a merger, a Borrower is the surviving entity; and

(iv)       the Borrowing Agent has delivered to the Bank a certificate certifying that each of the conditions set forth above has been satisfied, and in addition, a certification satisfactory to the Bank signed by an officer of the Borrowing Agent in form and substance (accompanied by such supporting documents as the Bank reasonably may request) to the effect that (and such certifications shall be true and correct on the date of such transaction): (i) no Unmatured Event of Default or Event of Default exists at the time such transaction is consummated (including cash, equity and Indebtedness or liabilities incurred or assumed, collectively, the “aggregate consideration”) or would be caused by such transaction and payment of the aggregate consideration at such time; and (ii) either (x) immediately after giving effect to the payment of such aggregate consideration, on a pro forma basis, the Borrowers will have a total amount of Cash Equivalent Investments or cash on hand plus Revolving Loan Availability equal to at least $25,000,000, or (y) the aggregate consideration for any single transaction does not exceed $5,000,000 and, immediately after giving effect to the payment of such aggregate consideration, the combined aggregate consideration for all such acquisition transactions would not exceed $10,000,000.

"Permitted Liens” shall mean (a) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings so long as the applicable Borrower(s) shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, such contest proceedings stay the foreclosure of such Lien or the sale of any portion of the Collateral to satisfy such claim; (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law, and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of the Borrowers (or any of them) or materially impair the use thereof in the operation of such Borrower’s business and, in each case, so long as the applicable Borrower(s) shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, such contest proceedings stay the foreclosure of such Lien or the sale of any portion of the Collateral to satisfy such claim; (c) Liens described on Schedule 9.2 as of the date of the Eleventh Amendment to this Agreement; (d) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding Fifty Thousand and 00/100 Dollars ($50,000.00) in the aggregate arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and to the extent such judgments or awards do not constitute an Event of Default under Section 11.8 hereof; (e) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Borrowers (or any of them); (f) subject to the limitation set forth in Section 9.1(e), Liens arising in connection with purchase money Debt and Capitalized Lease Obligations (and attaching only to the property being purchased or leased); (g) subject to the limitation set forth in Section 9.1(e), Liens that constitute purchase money security interests on any property securing Debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within twenty (20) days of the acquisition thereof and attaches solely to the property so acquired; (h) Liens in favor of Citibank, N.A. relating to the grant of precautionary security interest in Accounts purchased pursuant to the Citi Transaction, (i) Liens representing a 50% undivided ownership interest in two (2) needle automation assembly equipment systems in favor of a third party disclosed in writing to the Bank, and (j) Liens granted to the Bank hereunder and under the Loan Documents.

"Revolving Loan Commitment” shall mean Seven Million and 00/100 Dollars ($7,000,000.00).

(d)         Section 2.14(c) of the Loan Agreement is amended to delete clause (iii) therein in its entirety.

(e)         Section 2.15 of the Loan Agreement is deleted in its entirety.

(f)          Section 6.2 of the Loan Agreement is amended to delete clause (x) therein in its entirety and replace the same with the following: "(x) enter into the transaction described in clause (i) of the definition of ‘Permitted Liens’.”

(g)        Section 6.8 of the Loan Agreement is amended and restated in its entirety to read as follows:

"6.8    Lockbox Arrangement.

(a)      Pursuant to the Lockbox Agreement, the Borrowing Agent shall establish a post office box (the “Lockbox") designated by, and under the exclusive control of, the Bank and an account (the “Lockbox Account") in the Borrowing Agent’s name with the Bank into which all payments received in the Lockbox shall be deposited.

(b)    Following receipt of notice from the Bank during the continuance of an Event of Default (a “Cash Dominion Notice"), each Borrower shall (i) direct all of its Account Debtors to make all payments on the Accounts directly to the Lockbox, and (ii) immediately deposit into the Lockbox all payments made for Inventory sold by such Borrower or the performance of services by such Borrower, and received by such Borrower in the identical form in which such payments were made, whether by cash or check. At all times following receipt of a Cash Dominion Notice (unless rescinded in writing by the Bank), if any Borrower, any of its Subsidiaries or any director, officer, employee, or agent of any such Borrower or any such Subsidiary, or any other Person acting for or in concert with such Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, such Borrower, such Subsidiary and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, the Bank and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lockbox Account.

(c)     The parties agree that all payments made to such Lockbox and Lockbox Account or otherwise received by the Bank, whether in respect of the Accounts or as proceeds of other Collateral or otherwise, at all times following the occurrence and during the continuance of an Event of Default, will be applied on account of the Revolving Loans in accordance with Section 12.8 of this Agreement.

(d)     Each Borrower agrees it shall be jointly and severally liable for all fees, costs and expenses which the Bank incurs in connection with opening and maintaining the Lockbox and the Lockbox Account and depositing for collection by the Bank any check or other item of payment received by the Bank on account of the Obligations. All of such fees, costs and expenses shall constitute Obligations hereunder, shall be payable to the Bank by the Borrowers upon demand, and, until paid, shall bear interest at the Default Rate.

(e)     At all times following receipt of a Cash Dominion Notice (unless rescinded in writing by the Bank), all checks, drafts, instruments and other items of payment or proceeds of Collateral shall be endorsed by the applicable Borrower or Borrowing Agent to the Bank, and, if that endorsement of any such item shall not be made for any reason, the Bank is hereby irrevocably authorized to endorse the same on such Borrower’s behalf.

(f)      For the purpose of this Section, each Borrower irrevocably hereby makes, constitutes and appoints the Bank (and all Persons designated by the Bank for that purpose) as such Borrower’s true and lawful attorney and agent-in-fact to take the following actions after the occurrence and during the continuance of an Event of Default and following receipt of a Cash Dominion Notice (unless rescinded in writing by the Bank): (i) endorse such Borrower’s name upon such items of payment and/or proceeds of Collateral and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of such Borrower or goods pertaining thereto; (ii) take control in any manner of any item of payment or proceeds thereof; and (iii) have access to the Lockbox, and also, after the occurrence and during the continuance of an Event of Default any other lockbox or postal box into which any of such Borrower’s mail is deposited, and open and process all mail addressed to such Borrower and deposited therein.”

(h)          Section 8.2 of the Loan Agreement is amended and restated in its entirety to read as follows:

"8.2         Borrowers’ Existence. Each Borrower shall at all times (a) preserve and maintain its existence and good standing in the jurisdiction of its organization, (b) preserve and maintain its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and (c) continue as a going concern in the business which such Borrower is presently conducting. If any Borrower does not have an Organizational Identification Number and later obtains one, such Borrower shall promptly notify the Bank of such Organizational Identification Number. Except for in the case of a Permitted Acquisition or in connection with the reasonable business requirements of Borrowers, no Borrower shall form or otherwise acquire a new Subsidiary without the prior written consent of the Bank. Notwithstanding anything to the contrary in this Section 8.2, any immaterial Subsidiary of a Borrower may be dissolved or merged with and into a Borrower or another Subsidiary of a Borrower, provided  that if such merger involves a Borrower, the surviving entity is a Borrower, upon reasonable prior written notice to the Bank, provided that, (i) at the time thereof and immediately after giving effect thereto, no Unmatured Event of Default or Event of Default shall have occurred and be continuing and (ii) the Borrowers shall provide evidence to the Bank of such dissolution or merger, as applicable, promptly after effectiveness thereof.”

(i)           Section 8.8(b) of the Loan Agreement is amended and restated in its entirety to read as follows:

"(b)          promptly when available, and in any event, within forty-five (45) days following the end of each fiscal quarter, other than the last fiscal quarter in any fiscal year, a copy of the consolidated and consolidating balance sheets, income statement and cash flow statement of the Borrowers and their respective Subsidiaries for the fiscal quarter then ended and such other information (including nonfinancial information) as the Bank may reasonably request, in reasonable detail, prepared and certified by each Borrower’s treasurer or chief financial officer on behalf of such Borrower as fairly presenting in all material respects the financial condition and results of operation of the Borrowers and their consolidated Subsidiaries for the period covered thereby; provided that, if the outstanding principal balance of Revolving Loans as at the last Business Day of any calendar month is greater than zero, the deliverables described in this clause (b) that would otherwise be delivered quarterly must instead be delivered to the Bank for such calendar month then ended within thirty (30) days following the end of such calendar month (or in the case of any such calendar month that is the last month of a fiscal quarter, forty-five (45) days);"

(j)           Section 8.10 of the Loan Agreement is amended and restated in its entirety to read as follows:

"8.10       Borrowing Base Certificate.

(a)     If the outstanding principal balance of Revolving Loans as of the last Business Day any calendar month is greater than zero, the Borrowing Agent shall, within thirty (30) days after the end of such month, deliver to the Bank a Borrowing Base Certificate dated as of the last Business Day of such month, certified as true and correct by an authorized representative of the Borrowing Agent and acceptable to the Bank in its sole and absolute discretion; provided, however, the Bank may require the Borrowing Agent to deliver Borrowing Base Certificates more frequently or on a monthly or weekly schedule. The Borrowing Agent will not be required to deliver a Borrowing Base Certificate if the outstanding principal balance of Revolving Loans as of the last Business Day of any calendar month is equal to zero.

(b)     Notwithstanding anything to the contrary in the foregoing clause (a), on any day the Borrowing Agent requests a Revolving Loan, the Borrowing Agent shall deliver to the Bank a Borrowing Base Certificate calculated as of a date that is no more than sixty (60) days prior to such borrowing date, as applicable.

(k)          Section 8.11 of the Loan Agreement is amended and restated in its entirety to read as follows:

"8.11       Aged Accounts Schedule. If the outstanding principal balance of Revolving Loans as of the last Business Day any calendar month is greater than zero, the Borrowing Agent shall, within thirty (30) days after the end of such month, deliver to the Bank, a consolidated aged schedule of the Accounts of each Borrower, listing the name and amount due from each Account Debtor and showing the aggregate amounts due from (a) 0-30 days, (b) 31-60 days, (c) 61-90 days and (d) more than 90 days, and certified as accurate by such Borrower’s treasurer or chief financial officer.”

(l)           Section 8.12 of the Loan Agreement is amended and restated in its entirety to read as follows:

"8.12        Inventory Reports. If the outstanding principal balance of Revolving Loans as of the last Business Day any calendar month is greater than zero, the Borrowing Agent shall, within thirty (30) days after the end of such month, deliver to the Bank, a consolidated inventory report, certified as accurate by each Borrower’s treasurer or chief financial officer, and within each such time as the Bank may reasonably specify, such other schedules and reports as the Bank may require.”

(m)          Section 9.3 of the Loan Agreement is amended to restate clause (g) and insert new clause (h) as follows:

"(g)         other Investments in businesses related to the core business activities of the Borrowers (including Investments in the Foreign Subsidiaries of Borrowers) made on or after the date of the Eleventh Amendment to this Agreement, provided that (i) immediately before and immediately after giving effect to any such Investment, no Unmatured Event of Default or Event of Default shall have occurred and be continuing and (ii) subject to the proviso set forth below, the aggregate amount of such Investments (net of all repayments, returns of capital, interest payments, dividends and distributions received after the date of the Eleventh Amendment to this Agreement) permitted pursuant to this clause (g) shall not exceed $4,000,000 at any time, provided further that if the outstanding principal balance of Revolving Loans is equal to zero both immediately before and immediately after giving effect to any such Investment, then the amount of such Investment shall neither be subject to nor count against the $4,000,000 limit; and

(h)            Permitted Acquisitions;"

(n)          Section 9.4 of the Loan Agreement is amended and restated in its entirety to read as follows:

"9.4         Transfer; Merger; Sales. No Borrower shall, nor permit any Subsidiary to, whether in one transaction or a series of related transactions, (a) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person, except for (i) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Borrower into any other Borrower; (ii) any such purchase or other acquisition by any Borrower of the assets or equity interests of any other Borrower and (iii) Permitted Acquisitions, (b) sell, transfer, convey or lease all or any substantial part of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary), except for (i) asset dispositions permitted pursuant to Section 6.2, and (ii) sales, transfers, conveyances or leases of assets for at least fair market value (as determined in good faith by the applicable Borrower) so long as the value of all assets sold or otherwise disposed of in any fiscal year under this clause (b)(ii) does not exceed $1,000,000, or (c) sell or assign, with or without recourse, any receivables, except for the Citi Transaction.”

(o)          Section 9.6 of the Loan Agreement is amended and restated in its entirety to read as follows:

"9.6         Distributions. No Borrower shall and shall not permit any Subsidiary to, (a) make any distribution or dividend (other than stock dividends), whether in cash or otherwise, to any of its equityholders, (b) purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof, (c) pay any management fees or similar fees to any of its equityholders or any Affiliate thereof, (d) pay or prepay interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or any other payment in respect of any Subordinated Debt except if, as and to the extent permitted by the applicable subordination agreement or subordination provisions governing the subordination of such Subordinated Debt in favor of the Obligations, or (e) set aside funds for any of the foregoing. Notwithstanding the foregoing, (i) any Borrower may pay dividends or make other distributions to its equityholders so long as, (A) no Unmatured Event of Default or Event of Default shall have occurred and be continuing or would result from the making of such distribution or dividend payment and (B) immediately after giving effect to such payment, on a pro forma basis, the Borrowers will have at least $10,000,000 of Cash Equivalent Investments or cash on hand, and (ii) any Subsidiary may pay dividends or make other distributions to the applicable Borrower.”

(p)          Section 9.13 of the Loan Agreement is amended by deleting the last sentence thereof in its entirety and replacing it with the following:

“Notwithstanding anything to the contrary in this Section 9.13, any immaterial Subsidiary may be dissolved or merged, in either case, in accordance with Section 8.2 of this Agreement.”

(q)          Section 10.4 of the Loan Agreement is deleted in its entirety.

(r)           Section 11 of the Loan Agreement is amended by deleting the references to “$50,000” in Sections 11.5 and 11.8 thereof and replacing them with references to “$250,000".

(s)           Section 12.6 of the Loan Agreement is amended and restated in its entirety to read as follows:

"12.6        Attorney-in-Fact. Each Borrower hereby irrevocably makes, constitutes and appoints the Bank (and any officer of the Bank or any Person designated by the Bank for that purpose) as such Borrower’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in such Borrower’s name, place and stead, with full power of substitution, to (i) take such actions as are permitted in this Agreement, (ii) execute such financing statements and other documents and to do such other acts as the Bank may require to perfect and preserve the Bank’s security interest in, and to enforce such interests in the Collateral, and (iii) carry out any remedy provided for in this Agreement, including endorsing such Borrower’s name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of such Borrower, changing the address of such Borrower to that of the Bank, opening all envelopes addressed to such Borrower and applying any payments contained therein to the Obligations; provided that all such powers (other than the powers to (1) endorse Borrowers’ names to checks, drafts, instruments and other items of payment, and proceeds of the Collateral received by the Bank, (2) opening mail received into any lockbox established under Section 3.1 and (3) applying all proceeds of Collateral received by the Bank (including any such proceeds enclosed with the mail opened under the preceding clause (2)) to the Obligations, which powers the Bank may exercise at any time) shall be exercisable by the Bank only after either (x) a request for the applicable Borrower(s) to take such actions and the failure by Borrowers to take such actions within five (5) days of such request or (y) the occurrence and during the continuance of an Event of Default. Each Borrower hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. Each Borrower hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement.”

Section 2.        Delivery of Documents. At or prior to the execution of this Amendment, and as a condition precedent to the effectiveness of this Amendment, the Borrowers shall have satisfied the following conditions and delivered or caused to be delivered to the Bank the following documents each dated such date and in form and substance satisfactory to the Bank and duly executed by all appropriate parties:

(a)          This Amendment.

(b)          Execution and delivery of a copy of the resolutions of the Board of Directors of each Borrower, duly adopted, which authorize the execution, delivery and performance by such Borrower of this Amendment and the other documents, instruments and agreements set forth in this Section 2 (collectively, the “Amendment Documents"), certified as true and accurate by the Secretary of each Borrower, along with a certification by such Secretary (i) certifying that there has been no amendment to the Articles of Incorporation or Bylaws of such Borrower since true and accurate copies of the same were last delivered and certified to Bank, and that said Articles of Incorporation and Bylaws remain in full force and effect as of the date of this Amendment; and (ii) identifying each officer of such Borrower authorized to execute this Amendment, the other Amendment Documents and any other instrument or agreement executed by such Borrower in connection with this Amendment, and certifying as to specimens of such officer’s signature and such officer’s incumbency in such offices as such officer holds.

(c)          An amendment fee paid to the Bank in the amount of $10,000, which fee shall be non-refundable when paid and wholly earned when received.

(d)            Such other documents or instruments as the Bank may reasonably require.

Section 3.         CapEx Loan and Term Loan. The parties hereto acknowledge and agree that, as of the date hereof, (a) the Term Loan has been repaid in full, (b) the CapEx Loan Commitment has terminated, (c) any obligations of the Bank to make CapEx Loans under the Loan Agreement have terminated, and (d) the Lender has no further obligations to make any CapEx Loans after the date hereof.

Section 4.         Representations; No Default. Each Borrower represents and warrants that: (a) the representation and warranties contained in Section 7 of the Loan Agreement are true and correct in all material respects, as though made on the date hereof, except to the extent such representation and warranty, by its express terms, relates solely to a prior date, and except that the representations and warranties contained in Section 7.26 of the Loan Agreement shall be true and correct in all material respects, as though made on the date of the financial statements most recently delivered to the Bank pursuant to Section 8.8(a) of the Loan Agreement; (b) such Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized the execution and delivery of this Amendment and other agreements and documents executed and delivered by such Borrower in connection herewith; (c) neither this Amendment nor the agreements contained herein contravene or constitute an Unmatured Event of Default or Event of Default under the Loan Agreement or a default under any other agreement, instrument or indenture to which such Borrower is a party or a signatory, or any provision of such Borrower’s Articles of Incorporation or Bylaws or, to the best of such Borrower’s knowledge, any other agreement or requirement of law, or result in the imposition of any lien or other encumbrance on any of its property under any agreement binding on or applicable to such Borrower or any of its property except, if any, in favor of the Bank; (d) no consent, approval or authorization of or registration or declaration with any party, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of this Amendment or other agreements and documents executed and delivered by such Borrower in connection herewith or the performance of obligations of such Borrower herein described, except for those which such Borrower has obtained or provided and as to which such Borrower has delivered certified copies of documents evidencing each such action to the Bank; (e) no events have taken place and no circumstances exist at the date hereof which would give such Borrower grounds to assert a defense, offset or counterclaim to the obligations of such Borrower under the Loan Agreement or any of the other Loan Documents; (f) there are no known claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character or nature whatsoever, fixed or contingent, which such Borrower may have or claim to have against the Bank, which might arise out of or be connected with any act of commission or omission of the Bank existing or occurring on or prior to the date of this Amendment, including, without limitation, any claims, liabilities or obligations arising with respect to the indebtedness evidenced by the Notes (as defined in the Loan Agreement); and (g) except as otherwise expressly provided herein, no Unmatured Event of Default or Event of Default has occurred and is continuing under the Loan Agreement.

Section 5.         Affirmation; Further References. The Bank and each Borrower acknowledge and affirm that the Loan Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Loan Agreement (except as amended by this Amendment) and of each of the other Loan Documents shall remain unmodified and in full force and effect. All references in any document or instrument to the Loan Agreement are hereby amended and shall refer to the Loan Agreement as amended by this Amendment.

Section 6.         Severability. Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 7.         Successors. This Amendment shall be binding upon the Borrowers, the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Bank and to the respective successors and assigns of the Bank.

Section 8.         Costs and Expenses. Each Borrower agrees to reimburse the Bank, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses of counsel for the Bank) incurred in connection with the Loan Agreement, including in connection with the negotiation, preparation and execution of this Amendment and all other documents negotiated, prepared and executed in connection with this Amendment, and in enforcing the obligations of the Borrowers under this Amendment, and to pay and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment.

Section 9.         Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 10.       Counterparts; Digital Copies. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to this Amendment may execute any such agreement by executing a counterpart of such agreement. A facsimile or digital copy (.pdf) of this signed Amendment shall be deemed to be an original thereof.

Section 11.       Release of Rights and Claims. Each Borrower, for itself and its successors and assigns, hereby releases, acquits, and forever discharges Bank and its successors and assigns for any and all manner of actions, suits, claims, charges, judgments, levies and executions occurring or arising from the transactions entered into with Bank prior to entering into this Amendment whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect which such Borrower may have against Bank.

Section 12.        Governing Law. This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof.

Section 13.       No Waiver. Nothing contained in this Amendment (or in any other agreement or understanding between the parties) shall constitute a waiver of, or shall otherwise diminish or impair, the Bank’s rights or remedies under the Loan Agreement or any of the other Loan Documents, or under applicable law.

[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

BORROWERS:	INTRICON CORPORATION, a Pennsylvania corporation

	By:	/s/ Scott Longval
Name: Scott Longval
Title: Chief Financial Officer

INTRICON, INC., a Minnesota corporation

By:	/s/ Scott Longval
Name: Scott Longval
Title: Chief Financial Officer

HEARING HELP EXPRESS, INC., an Illinois corporation

By:	/s/ Scott Longval
Name: Scott Longval
Title: CFO

[Signature page to Thirteenth Amendment to Loan and Security Agreement]

BANK:	CIBC BANK USA (formerly known as The PrivateBank and Trust Company), an Illinois banking corporation

	By:	/s/ Leanne Manning
Name: Leanne Manning
Title: Managing Director

[Signature page to Thirteenth Amendment to Loan and Security Agreement]